Exhibit 99.1

FOR IMMEDIATE RELEASE

WERNER® REPORTS PRELIMINARY THIRD QUARTER 2026 FINANCIAL RESULTS

OMAHA, NEBRASKA, October 19, 2026 - Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today announced preliminary unaudited financial results for the third quarter ended September 30, 2026.

The Company expects preliminary total revenues to be approximately $946 million to $951 million, GAAP diluted earnings per share to be approximately $0.10 to $0.11, and non-GAAP adjusted diluted earnings per share(1) to be approximately $0.15 to $0.16 for the third quarter 2026. Financial results for the third quarter 2026 were negatively impacted by approximately $0.18 per share of cumulative cost headwinds compared to the second quarter 2026, primarily consisting of:

•Rapidly rising fuel prices;
•Driver recruitment and retention investments; and
•A late-quarter insurance reserve adjustment related to past claims.

Werner plans to provide additional details when reporting its third quarter earnings results on Tuesday, October 27, 2026, after market close.

Werner Enterprises, Inc. (“Werner”) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With Werner® 2025 revenues of nearly $3.0 billion, a modern truck and trailer fleet, more than 14,500 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. In January 2026, Werner acquired FirstEnterprises, Inc. (“FirstFleet”), which generated more than $600 million in unaudited 2025 revenues. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

Contacts
Christopher D. Wikoff
Executive Vice President, Chief Financial Officer,
and Treasurer
(402) 894-3700

(1) Non-GAAP Financial Measure and Reconciliation:

	Three Months Ended September 30, 2026
Non-GAAP Adjusted Diluted Earnings Per Share (a)	Low-End Estimate	High-End Estimate
Diluted earnings per share – (GAAP)	$0.10	$0.11
Non-GAAP adjustments:
Amortization of intangible assets (b)	0.03	0.03
Acquisition expenses (c)	0.03	0.03
Loss (gain) on investments in equity securities (d)	—	—
Loss (earnings) from equity method investment (d)	—	—
Income tax effect of above adjustments (e)	(0.01)	(0.01)
Non-GAAP adjusted diluted earnings per share	$0.15	$0.16

(a) Non-GAAP adjusted diluted earnings per share should be considered in addition to, rather than as substitutes for GAAP diluted earnings per share, which is its most directly comparable GAAP financial measure.
(b) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe the expense is indicative of our core operating performance.
(c) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these expenses are not representative of the costs of managing our on-going business.
(d) Management believes excluding the effect of gains/losses on our investments in equity securities and earnings/losses from our equity method investments provides a more useful comparison of our performance from period to period.
(e) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items.

Source: Werner Enterprises, Inc.